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                                                                    EXHIBIT 10.1

                    IN THE COMMONWEALTH COURT OF PENNSYLVANIA


M. Diane Koken,                                      :
Insurance Commissioner of the                        :
Commonwealth of Pennsylvania,                        :
                                                     :
                                 Plaintiff           :
                                                     :
               v.                                    :
                                                     :
Reliance Insurance Company,                          :
                                                     :
                                Defendant            :   Docket No. 269 MD 2001
                                                     :


                                      ORDER

         AND NOW, this 29th day of May, 2001, upon consideration of the Petition for Rehabilitation ("Petition") filed by the Insurance Commissioner of the Commonwealth of Pennsylvania ("Commissioner"), the Court hereby finds that it is in the best interest of Reliance Insurance Company ("Reliance"), its policyholders, certificateholders and creditors, and the public, that Reliance be placed into Rehabilitation in accordance with provisions of Article V of the Insurance Department Act of 1921, Act of May 17, 1921, P.L. 789, as amended, 40 P.S. ss.ss.221.1-221.63, and that sufficient grounds exist for the entry of an Order of Rehabilitation ("Order"), based on Reliance's consent to rehabilitation under 40 P.S. ss.221.14(12). All references to "Reliance" hereinafter shall include the former subsidiaries which were previously merged into Reliance by approval of the Commissioner: Reliance National Indemnity Company, Reliance National Insurance Company, United Pacific Insurance Company, Reliance Direct Company, Reliance Surety Company, Reliance Universal Insurance Company, United Pacific Insurance Company of New York and Reliance Insurance Company of Illinois.
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NOW, therefore, it is hereby ORDERED, JUDGED AND DECREED that:

         1. The Petition for Rehabilitation filed by the Commissioner is granted.

         2. Reliance is hereby placed in rehabilitation pursuant to the provisions of Article V of the Insurance Department Act, supra.

         3. M. Diane Koken, Insurance Commissioner of the Commonwealth of Pennsylvania, is, and her successors in office are, hereby appointed Rehabilitator of Reliance, directed to take immediate possession of its property, business and affairs as Rehabilitator pursuant to the provisions of
Article V of the Insurance Department Act, supra, and to take such action as the nature of this case and the interests of the policyholders, certificateholders, creditors, or the public may require.

         4. The Rehabilitator shall have full powers and authority given the Rehabilitator under Article V of the Insurance Department Act, supra, and under provisions of all other applicable laws, as are reasonable and necessary to fulfill the duties and responsibilities of the Rehabilitator under Article V of the Insurance Department Act, supra, and under this Order.

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                              ASSETS OF THE ESTATE
                              --------------------

         5. As provided in Section 515(c) of Article V of the Insurance Department Act, supra, as Rehabilitator, the Commissioner is hereby directed to take possession of the assets (including the assets of Reliance Lloyds), contracts and rights of action of Reliance, of whatever nature and wherever located, whether held directly or indirectly. According to Section 515(c), supra, "the filing or recording of this Order with the clerk of the Commonwealth Court or recorder of deeds of the county in which the principal business of Reliance is conducted, or the county in which its principal office or place of business is located, shall impart the same notice as a deed, bill of sale or other evidence of title duly filed or recorded with that recorder of deeds would have imparted."

         6. All banks, investment bankers, or other companies, entities, or persons having in their possession assets which are, or may be, the property of Reliance are hereby ordered to advise the Rehabilitator, any agents and attorneys for the Rehabilitator (collectively, the "Rehabilitator") immediately of such assets and to identify such assets for the Rehabilitator, and are further ordered not to disburse, convey, transfer, pledge, assign, hypothecate, encumber or in any manner dispose of such assets without the prior written consent of, or unless directed in writing by, the Rehabilitator. Any checks or other payments which have, as of the date of this Order, been actually mailed or actually delivered to the payee will, provided same are otherwise proper and in compliance with relevant law, be honored without prejudice to the rights of the Rehabilitator regarding recoupment from the recipient. Such persons and entities, and all other persons and entities, are enjoined from disposing of or destroying any records pertaining to any business transactions between Reliance and banks, brokerage houses or other persons or companies having done business with Reliance or having in their possession assets, which are, or were, the property of Reliance.

         7. All insurance agents, brokers or other persons having sold policies of insurance and/or collected premiums on behalf of Reliance shall account for all earned premiums and commissions and shall account for and pay all premiums and commissions unearned due to policies canceled in the normal course of business, directly to the Rehabilitator at the offices of Reliance within 30 days of the date of this Order, or the date of receipt, whichever is later, or appear before this Court to show good cause as to why they should not be required to account to the Rehabilitator. No insurance agent, broker, or other person shall use premium monies owed to Reliance for refund of unearned premiums or for any purpose other than payment to the Rehabilitator. Such insurance agents, brokers or other persons may be held in contempt of Court for violation of the provisions of this Order.

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         8. At the request of the Rehabilitator, all attorneys employed or retained by Reliance as of the date of this Order shall, within 30 days of such request, report to the Rehabilitator the name, company claim number, if applicable, and status of each case or matter they are handling on behalf of Reliance.

         9. At the request by the Rehabilitator, any company providing telephone service to Reliance shall provide new telephone numbers and refer calls from the numbers presently assigned to Reliance to any such new numbers and perform any other changes necessary to the conduct of the Rehabilitation of Reliance.

         10. Any premium finance company which has entered into a contract to finance a policy which has been issued by Reliance shall pay the premium owed to Reliance directly to the Rehabilitator at the Offices of Reliance.

         11. The United States Postal Service is requested to provide any information requested regarding Reliance and to handle future deliveries of Reliance mail, as directed by the Rehabilitator.

         12. Any entity furnishing water, electric, sewage, garbage or trash removal services to Reliance shall maintain such services and transfer any such accounts to the Rehabilitator as of the date of this Order, unless instructed to the contrary by the Rehabilitator.

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         13. Any outside entity which has custody or control of any data processing information and records including, but not limited to, source documents, all types of electronically stored information, master tapes or any other recorded information relating to Reliance, shall transfer, at the request of the Rehabilitator, custody and control of such records to the Rehabilitator.

         14. At the request of the Rehabilitator, Reliance, its officers, directors, trustees, employees, agents and attorneys are hereby ordered to deliver to the Rehabilitator keys or access codes to the premises where Reliance conducts its business and to any safe deposit boxes, and to advise the Rehabilitator of the combinations or access codes of any safes or safe keeping devices of Reliance.

         15. Reliance, its officers, directors, trustees, employees, agents and attorneys are hereby ordered to identify for the Rehabilitator all of the assets, books, records, files, credit cards, or other property of Reliance, to tender or make readily available to the Rehabilitator, at the Rehabilitator's request, all of the foregoing, and to advise and cooperate with the Rehabilitator in identifying and locating any of Reliance's assets.

         16. Except for policies and contracts of insurance, the Rehabilitator, in her discretion, may affirm or disavow any executory contracts to which Reliance is a party. The entry of this Order of Rehabilitation shall not constitute an anticipatory breach of any such contracts.

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              EXPENSES, POLICYHOLDER AND CERTIFICATEHOLDER CLAIMS,
              ----------------------------------------------------
                           OTHER PAYMENTS AND LAWSUITS
                           ---------------------------

         17. The Rehabilitator may, in her discretion, pay expenses incurred in the ordinary course of Reliance's business in rehabilitation and may, in her discretion, pay the actual, reasonable, and necessary costs of preserving or recovering the assets of Reliance and the costs of goods and services provided to Reliance's estate. Such costs shall include but not be limited to: (a) reasonable professional fees for accountants, actuaries, attorneys and consultants with other expertise retained by the Commonwealth of Pennsylvania Insurance Department ("Department"), the Commissioner or the Rehabilitator to perform services relating to the Rehabilitation of Reliance or the preparation, implementation, or operation of a rehabilitation plan; (b) compensation and other costs related to representatives and employees of Reliance; and (c) a reasonable allocation of costs and expenses associated with time spent by Department personnel in connection with the rehabilitation of Reliance.

         18. The Rehabilitator may, in her discretion, pay claims for losses under policies and contracts of insurance and loss adjustment expenses as identified in Section 544(b) of the Insurance Department Act, supra, 40 P.S. ss.221.44(b). Such discretion of the Rehabilitator shall include the discretion not to pay bad faith claims or claims for extra-contractual damages.

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         19. No payments of any type shall be made to any claimant of Reliance as identified in Section 544 (c) through (i) of the Insurance Department Act of 1921, supra, 40 P.S.ss.221.44 (c) through (i), except in the discretion of the Rehabilitator

         20. All persons, in the Commonwealth or elsewhere, are enjoined and restrained from: (a) instituting or further prosecuting any action in law or equity against Reliance or the Rehabilitator; (b) obtaining preferences, judgments, attachments, garnishments or liens, including obtaining collateral in any litigation, mediation, or arbitration involving Reliance, the Rehabilitator, or Reliance's assets and property; (c) levying any execution process against Reliance, the Rehabilitator or Reliance's assets and property in the Commonwealth of Pennsylvania or elsewhere; and (d) making any assessments or indirectly collecting such assessments by setting them off against amounts otherwise payable to Reliance.

         21. Reliance shall not post additional statutory security deposits in any state.

         22. All actions currently pending against Reliance in the Courts of the Commonwealth of Pennsylvania or elsewhere are hereby stayed. All actions currently pending in the Courts of the Commonwealth of Pennsylvania or elsewhere against an insured of Reliance are stayed for 60 days or such additional time as the Rehabilitator may request. This Order shall not preclude any action from proceeding prior to the expiration of 60 days provided that the Rehabilitator and the parties to any such pending actions have so agreed to proceed.

         23. No judgment or order against Reliance or an insured of Reliance entered after the date of filing of the Petition for Rehabilitation and no judgment or order against Reliance or an insured of Reliance entered at any time by default or by collusion need be considered as evidence of liability or quantum of damages by the Rehabilitator.

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                                   REINSURANCE
                                   -----------

         24. The amounts recoverable by the Rehabilitator from any reinsurer of Reliance shall not be reduced as a result of this rehabilitation proceeding or by reason of any partial payment or distribution on a reinsured policy, contract or claim, and each such reinsurer of Reliance is without first obtaining leave of Court, hereby enjoined and restrained from terminating, canceling, failing to extend or renew, or reducing or changing coverage under any reinsurance policy or contract with Reliance. The Rehabilitator may terminate or rescind any contract with a reinsurer or reinsurers that is contrary to the best interests of the estate in rehabilitation.

                            NEW OR RENEWAL BUSINESS
                            -----------------------


         25. The Rehabilitator is authorized to accept or reject new or renewal business.

               INJUNCTION AGAINST INTERFERING WITH REHABILITATION
               --------------------------------------------------


         26. Until further order of this Court, all persons, corporations, partnerships, associations, custodians, and all other entities, wherever located, are hereby enjoined and restrained from interfering in any manner with the Rehabilitator's possession, title and rights to the assets and property of Reliance and from interfering in any manner with the conduct of the rehabilitation of Reliance. Those persons, corporations, partnerships, associations, custodians, and all other entities are hereby enjoined and restrained from wasting, transferring, selling, concealing, terminating, canceling, destroying, disbursing, disposing of, or assigning any assets, contracts, causes of action, funds, records or other property of any nature of Reliance.

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                 INJUNCTION AGAINST ACTIONS BY SECURED CREDITORS
                 -----------------------------------------------

         27. All secured creditors or parties, pledgees, lienholders, collateral holders or other person claiming secured, priority or preferred interests in any property or assets of Reliance are hereby enjoined from taking any steps whatsoever to transfer, sell, assign, encumber, attach, dispose of, or exercise, purported rights in or against any property or assets of Reliance.

                         NOT A DECLARATION OF INSOLVENCY
                         -------------------------------

         28. This Order shall not be deemed a finding or declaration of insolvency such as would activate the provisions of the Pennsylvania Property and Casualty Insurance Guaranty Association Act, 40 P.S.ss.ss.991.1801-9911.1820, or the Pennsylvania Life and Health Insurance Guaranty Association Act, 40 P.S.ss.ss.991.1701-991.1718, or the provisions of similar acts of any other state.

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                                  JURISDICTION
                                  ------------

         29. This Court shall retain jurisdiction for all purposes necessary to effectuate and enforce this Order.

                                                            BY THE COURT,

                                                            /S/ JOSEPH T. DOYLE
                                                                             J.
                                                                   May 29, 2001










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